77C: Submission of matters to a vote of security holders

At a special meeting of all shareholders of Merrill Lynch Strategy Series Funds, Inc. held on August 15, 2006, the results were as follows:

Strategy All-Equity Fund

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

2,719,239

46,919

24,694

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

2,714,084

51,544

25,224

Strategy Growth and Income Fund

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

2,565,798

23,023

31,011

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

2,566,391

24,219

29,222

Strategy Long-Term Growth Fund

PROPOSAL 1.

     To approve a new investment advisory agreement between the Fund and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

4,851,909

58,958

24,102

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Fund’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the shares of the Fund were voted as follows:

For

Against

Abstain

4,847,372

63,376

24,221

At an additional special meeting of all shareholders of Merrill Lynch Strategy Series Funds, Inc. also held on August 15, 2006, the results were as follows:

Strategy All-Equity Fund

PROPOSAL 1.

     To approve an Agreement and Plan of Reorganization of Merrill Lynch Strategy All-Equity Fund, Inc. into Merrill Lynch Large Cap Core Fund, Inc. With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

2,639,452

51,794

34,010

Strategy Growth and Income Fund

PROPOSAL 1.

     To approve an Agreement and Plan of Reorganization of Merrill Lynch Strategy Growth and Income Fund, Inc. into Merrill Lynch Global Allocation Fund, Inc. With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

2,442,665

32,103

87,351

Strategy Long-Term Growth Fund

PROPOSAL 1.

     To approve an Agreement and Plan of Reorganization of Merrill Lynch Strategy Long-Term Growth Fund, Inc. into Merrill Lynch Global Allocation Fund, Inc. With respect to Proposal 1, the shares of the Fund were voted as follows:

For

Against

Abstain

4,747,994

63,783

78,062